UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On February 29, 2008, Equinix, Inc. (“Equinix”) terminated its Second Amended and Restated Loan and Security Agreement (the “Agreement”), dated August 10, 2006, with Silicon Valley Bank and General Electric Capital Corporation, pursuant to Section 2.2 of the Agreement. The Agreement allowed for the issuance of letters of credit (in addition to revolving borrowings) and allowed for borrowing availability of up to $75.0 million provided certain liquidity and leverage conditions were met. At the time of termination, and for at least the last 12 months, there were no borrowings outstanding under the Agreement and all outstanding letters of credit, totaling $12.5 million, will be cash collateralized. No termination penalties were incurred by Equinix as a result of the termination.

The termination of the Agreement will not impact Equinix’s expansion plans as a drawdown under this Agreement was not anticipated under its current operating plan. Equinix anticipates it will replace this line of credit during 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: March 6, 2008	By:	/s/ Keith D. Taylor
Keith D. Taylor Chief Financial Officer